Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260452 on Form S-4 of our report dated October 22, 2021, relating to the consolidated financial statements of Packable Holdings, LLC and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Jericho, New York

February 9, 2022